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                                                                    Exhibit 3.48

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                                [NAME OF ENTITY]

         The undersigned, desiring to form a Texas limited partnership in accordance with the requirements of the Texas Revised Limited Partnership Act, Acts 1987, 70th Leg., Ch. 49, effective September 1, 1987, does hereby certify that:

         1. The name of the limited partnership is __________________________ (the "Partnership").

         2.   The address of the Partnership's principal office is ____________
              ________________________________________.

         3. The address of the Partnership's registered office is ___________ _____________________________ and the name of the Partnership's registered agent at such address is ____________________________.

         4. The Partnership's general partner is __________________ , a ____ _______________ corporation, and its mailing and street address is _____________________________________________________________.

         5. The Partnership shall dissolve upon, but not before, the first to occur of the following events:

              a) The dissolution of, bankruptcy of, appointment of a receive for, an assignment for the benefit of creditors by or against, or the institution of similar insolvency proceedings by or against the general partner;

              b) An election, confirmed in writing, by all of the general partners; or

              c)  ______________________________, 20 __


         IN WITNESS WHEREOF, the Partnership's general partner has executed this Certificate of Limited Partnership this ______ day of _________ , ___.


                                                 GENERAL PARTNER
                                                 [NAME]


                                                 By:__________________________


                                                 Attest: _____________________